Exhibit 99.1

[XTO Logo Here]

NEWS RELEASE

For Immediate Release

Number: 09-16

XTO ENERGY ANNOUNCES RECORD PRODUCTION FOR 2Q,

UP 32% FROM LAST YEAR AND 6% SEQUENTIALLY;

INCREASES PRODUCTION GUIDANCE TO 20% FOR 2009

FORT WORTH, TX (August 5, 2009) - XTO Energy Inc. (NYSE-XTO) today reported record second quarter 2009 production of 2.89 billion cubic feet equivalent (Bcfe) per day, up 32% from the second quarter 2008 level of 2.20 Bcfe per day, and up 6% sequentially from 2.73 Bcfe per day in first quarter 2009. Total revenues for the second quarter were $2.27 billion, a 17% increase from $1.94 billion the prior year. Earnings for the quarter were $496 million, or $0.86 per share ($0.85 diluted), compared with second quarter 2008 earnings of $575 million, or $1.12 per share ($1.11 diluted). After adjusting for a $28 million ($18 million after tax) non-cash derivative fair value loss and an $8 million ($5 million after tax) gain on extinguishment of debt, adjusted earnings for second quarter 2009 were $509 million, or $0.88 per share ($0.87 diluted), compared to second quarter 2008 adjusted earnings of $553 million, or $1.08 per share ($1.06 diluted).1

Operating income for the quarter was $898 million, an 11% decrease from second quarter 2008 operating income of $1.01 billion. Operating cash flow was $1.51 billion, up 23% from 2008 second quarter comparable operating cash flow of $1.23 billion.1

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XTO Energy Announces Record Production For 2Q, Up 32% from Last Year and 6% Sequentially; Increases Production Guidance to 20% for 2009

Second quarter daily gas production averaged 2.35 billion cubic feet (Bcf), up 31% from second quarter 2008 daily production of 1.80 Bcf. Daily oil production for the second quarter was 69.2 thousand barrels, a 35% increase from the second quarter 2008 level of 51.3 thousand barrels. During the quarter, natural gas liquids production was 20.7 thousand barrels per day, a 33% increase from the prior year quarter rate of 15.6 thousand barrels per day.

“XTO’s outstanding results highlight the wisdom of the Company’s time-tested strategy — own quality properties, manage robust cash flow and plan for expansive growth. Once again, record production exceeded expectations, increasing 6% sequentially, and 32% from last year. With strong cash flow margins and 75% of second half production hedged at an equivalent price of $10.69 per Mcfe, operating cash flow for 2009 is headed towards a record $6 billion,” stated Bob R. Simpson, Chairman and Founder. “Looking ahead to 2010, we anticipate a recovering economy, decreasing natural gas supply and increasing natural gas demand. Through our hedging program, the Company has already secured an equivalent price of $11.33 per Mcfe on about 40% of expected production. With these convictions, XTO is increasing its 2009 production growth target to 20%, from 16%, while modestly increasing our capital budget to $3.6 billion.”

“All told, our operating efficiencies are strengthening with exceptional production results, drilling costs down by about 30% and lease operating costs now below $0.95 per Mcfe,” continued Keith A. Hutton, Chief Executive Officer. “During this quarter, Barnett Shale net production increased to 621 MMcfe per day, up 5% sequentially and 34% year-over-year. In the Eastern Region, the Company’s largest producing area, daily net production averaged 903 MMcfe in the quarter, up 27% year-over-year, including 16% growth in the Freestone Trend. Expanding success in the Fayetteville and Woodford shale plays fueled 18% sequential volume growth in our Mid-Continent Region. In this area, gross

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XTO Energy Announces Record Production For 2Q, Up 32% from Last Year and 6% Sequentially; Increases Production Guidance to 20% for 2009

daily operated production reached more than 85 MMcfe in the Fayetteville and 75 MMcfe in the Woodford, where a combined nine drilling rigs are at work. Our team continues to define our highly prolific Haynesville Shale acreage with four drilling rigs active, and a target of 60 to 70 MMcfe in daily production from this play by year end. Finally, in our Bakken Shale program, the Three Forks/Sanish reservoir continues to raise expectations as three new wells were completed with daily rates above 1,500 barrels of oil equivalent per well. Going forward, our drill bit activities in multiple growth regions, position XTO for double-digit growth.”

The average gas price for the second quarter decreased 17% to $7.08 per thousand cubic feet (Mcf) from $8.51 per Mcf in second quarter 2008. The second quarter average oil price was $107.14 per barrel, an 18% increase from last year’s second quarter average price of $90.89. Natural gas liquids prices averaged $25.52 per barrel for the quarter, 57% lower than the 2008 quarter average price of $58.87.

For the first six months of 2009, the Company reported earnings of $982 million, or $1.69 per share ($1.68 diluted), compared with earnings of $1.04 billion, or $2.06 per share ($2.03 diluted) for the same 2008 period. Included in year-to-date 2009 earnings is the effect of a $107 million ($69 million after tax) non-cash derivative fair value loss and a $17 million ($11 million after tax) gain on extinguishment of debt. Excluding these non-cash changes, the Company’s adjusted earnings were $1.04 billion, or $1.79 per share ($1.78 diluted), up 3% compared to year-to-date 2008 adjusted earnings of $1.01 billion, or $2.00 per share ($1.97 diluted).1 Operating cash flow was $3.00 billion for the first half of 2009, up 31% compared with $2.29 billion for the 2008 period.1 Total revenues for the first six months of 2009 were $4.43 billion, a 23% increase from revenues of $3.61 billion for

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XTO Energy Announces Record Production For 2Q, Up 32% from Last Year and 6% Sequentially; Increases Production Guidance to 20% for 2009

the same 2008 period. Year-to-date operating income was $1.78 billion, a 3% decrease from $1.83 billion for the first half of 2008.

* * *

XTO Energy Inc. is a domestic energy producer engaged in the acquisition, development and discovery of quality, long-lived oil and natural gas properties in the United States.

1	Adjusted earnings and operating cash flow are non-GAAP financial measures. See the end of this release for further explanation and reconciliation of these measures.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President &	Senior Vice President
	Chief Financial Officer	Investor Relations & Finance
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

The Company’s second quarter 2009 earnings and operational review conference call will be broadcast live via Internet webcast at 12:00 P.M. EDT (11:00 A.M. CDT) on Wednesday, August 5, 2009. The webcast can be accessed on the Company’s website at http://www.xtoenergy.com.

Statements made in this news release, including those relating to percentage of expected production hedged in 2009 and 2010, drill-bit growth, growth acceleration, operating cash flow, economic recovery, natural gas supply and demand, daily production levels in the Haynesville Shale by year end, production growth target and future operating efficiencies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, delays in completing production, treatment and transportation facilities, higher than expected production costs and other expenses, pipeline curtailments by third-parties and general market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

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XTO ENERGY INC.

Consolidated Income Statements (Unaudited)

(in millions, except production, per share and per unit data)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
REVENUES

Gas and natural gas liquids	$1,563	$1,473	$3,054	$2,747
Oil and condensate	675	424	1,293	803
Gas gathering, processing and marketing	27	40	81	60
Other	8	(1)	6	(1)

Total Revenues	2,273	1,936	4,434	3,609

EXPENSES

Production	247	215	503	408
Taxes, transportation and other	167	194	328	348
Exploration (a)	20	14	54	32
Depreciation, depletion and amortization	783	413	1,482	796
Accretion of discount in asset retirement obligation	10	7	20	14
Gas gathering and processing	29	24	58	45
General and administrative (b)	98	89	195	178
Derivative fair value (gain) loss (c)	21	(26)	15	(42)

Total Expenses	1,375	930	2,655	1,779

OPERATING INCOME	898	1,006	1,779	1,830

OTHER EXPENSE

Interest expense, net (d)	126	102	252	193

INCOME BEFORE INCOME TAX	772	904	1,527	1,637

INCOME TAX

Current (e)	124	105	242	220
Deferred	152	224	303	377

Total Income Tax Expense	276	329	545	597

NET INCOME	$496	$575	$982	$1,040

EARNINGS PER COMMON SHARE (f)

Basic	$0.86	$1.12	$1.69	$2.06

Diluted	$0.85	$1.11	$1.68	$2.03

Average Daily Production
Gas (Mcf)	2,351,915	1,795,424	2,290,200	1,751,516
Natural Gas Liquids (Bbls)	20,723	15,574	19,520	15,774
Oil (Bbls)	69,190	51,279	67,419	51,409
Natural Gas Equivalents (Mcfe)	2,891,394	2,196,538	2,811,835	2,154,612

Average Sales Prices (g)
Gas (per Mcf)	$7.08	$8.51	$7.16	$8.11
Natural Gas Liquids (per Bbl)	$25.52	$58.87	$24.74	$55.88
Oil (per Bbl)	$107.14	$90.89	$105.90	$85.80
Natural Gas Equivalents (per Mcfe)	$8.50	$9.49	$8.54	$9.05

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XTO ENERGY INC.

Consolidated Statements of Cash Flows (Unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
OPERATING ACTIVITIES

Net income	$496	$575	$982	$1,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	783	413	1,482	796
Accretion of discount in asset retirement obligation	10	7	20	14
Non-cash incentive compensation	42	32	82	73
Dry hole expense	10	1	30	2
Deferred income tax	152	224	303	377
Non-cash derivative fair value (gain) loss	28	(35)	107	(49)
Gain on extinguishment of debt	(8)	—	(17)	—
Other non-cash items	(9)	—	(14)	4
Changes in operating assets and liabilities (1)	(633)	(78)	1,338	(161)

Cash Provided by Operating Activities	871	1,139	4,313	2,096

INVESTING ACTIVITIES
Proceeds from sale of property and equipment	—	—	2	—
Property acquisitions	(54)	(1,760)	(148)	(3,020)
Development costs, capitalized exploration costs and dry hole expense	(828)	(769)	(1,904)	(1,536)
Other property and asset additions	(172)	(198)	(381)	(349)

Cash Used by Investing Activities	(1,054)	(2,727)	(2,431)	(4,905)

FINANCING ACTIVITIES

Proceeds from long-term debt	2,016	4,021	4,131	6,783
Payments on long-term debt	(1,727)	(2,491)	(5,706)	(5,101)
Dividends	(73)	(62)	(142)	(120)
Debt costs	(2)	(16)	(2)	(17)
Net proceeds from common stock offerings	—	—	—	1,224
Proceeds from exercise of stock options and warrants	5	8	6	21
Payments upon exercise of stock options	(2)	(6)	(2)	(68)
Excess tax benefit on exercise of stock options or vesting of stock awards	4	7	4	64
Other, primarily (decrease) increase in cash overdrafts	(40)	34	(189)	72

Cash Provided (Used) by Financing Activities	181	1,495	(1,900)	2,858

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2)	(93)	(18)	49

Cash and Cash Equivalents, Beginning of Period	9	142	25	—

Cash and Cash Equivalents, End of Period	$7	$49	$7	$49

(1) Changes in Operating Assets and Liabilities
Accounts receivable	$115	$(325)	$373	$(538)
Other current assets	(23)	(28)	115	11
Other operating assets and liabilities	1	(2)	(19)	1
Current liabilities	(22)	277	(85)	365
Change in current assets from early settlement of hedges, net of amortization	(704)	—	954	—

	$(633)	$(78)	$1,338	$(161)

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XTO ENERGY INC.

Consolidated Balance Sheets

(in millions, except shares)	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$7	$25
Accounts receivable, net	850	1,217
Derivative fair value	1,312	2,735
Current income tax receivable	—	57
Other	178	224

Total Current Assets	2,347	4,258

Property and Equipment, at cost - successful efforts method:
Proved properties	32,840	30,994
Unproved properties	3,770	3,907
Other	2,647	2,239

Total Property and Equipment	39,257	37,140
Accumulated depreciation, depletion and amortization	(7,289)	(5,859)

Net Property and Equipment	31,968	31,281

Other Assets:
Derivative fair value	565	1,023
Acquired gas gathering contracts, net of accumulated amortization	101	105
Goodwill	1,453	1,447
Other	145	140

Total Other Assets	2,264	2,715

TOTAL ASSETS	$36,579	$38,254

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$1,405	$1,912
Payable to royalty trusts	20	13
Derivative fair value	236	35
Deferred income tax payable	709	940
Current income tax payable	9	—
Other	34	30

Total Current Liabilities	2,413	2,930

Long-term Debt	10,364	11,959

Other Liabilities:
Derivative fair value	9	—
Deferred income taxes payable	5,345	5,200
Asset retirement obligation	756	735
Other	92	83

Total Other Liabilities	6,202	6,018

Commitments and Contingencies

Stockholders’ Equity:
Common stock ($.01 par value, 1,000,000,000 shares authorized, 585,940,305 and 585,094,847 shares issued)	6	6
Additional paid-in capital	8,405	8,315
Treasury stock, at cost (5,801,789 and 5,563,247 shares)	(154)	(147)
Retained earnings	7,425	6,588
Accumulated other comprehensive income (loss)	1,918	2,585

Total Stockholders’ Equity	17,600	17,347

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$36,579	$38,254

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XTO ENERGY INC. (continued)

(a)	Includes geological and geophysical costs, as well as dry hole costs of $10 million in the three-month and $30 million in the six-month 2009 periods, and $1 million in the three-month and $2 million in the six-month 2008 periods.

(b)	Includes non-cash incentive award compensation of $42 million in the three-month and $82 million in the six-month 2009 periods, and $32 million in the three-month and $73 million in the six-month 2008 periods.

(c)	The derivative fair value (gain) loss comprises the change in fair value of the following derivative financial instruments not providing effective hedges (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Other non-hedge derivatives	$34	$(34)	$36	$(63)
Ineffective portion of hedge derivatives	(13)	8	(21)	21

Total derivative fair value (gain) loss	$21	$(26)	$15	$(42)

(d)	Net of capitalized interest of $10 million in the three-month and $23 million in the six-month 2009 periods, and $8 million in the three-month and $15 million in the six-month 2008 periods. Also includes gain on extinguishment of debt of $8 million in the three-month and $17 million in the six-month 2009 periods.

(e)	The current income tax provision exceeds cash tax expense by the benefit realized upon exercise of stock options or vesting of stock awards in excess of amounts expensed in the financial statements. This benefit, which is recorded in additional paid-in capital, was $5 million in the three-month and six-month 2009 periods, and $7 million in the three-month and $69 million for the six-month 2008 periods.

(f)	The following reconciles earnings and shares used in the computation of basic and diluted earnings per common share (in millions, except per share data):

	Three Months Ended June 30,
	2009			2008
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$496	579.9		$575	511.1

Attributable to participating securities	(4)	(4.6)		(3)	(2.5)

Basic	$492	575.3	$0.86	$572	508.6	$1.12

Effect of dilutive securities:

Stock options	—	2.6		—	6.3

Warrants	—	1.2		—	1.7

Diluted	$492	579.1	$0.85	$572	516.6	$1.11

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XTO ENERGY INC. (continued)

	Six Months Ended June 30,
	2009			2008
	Earnings	Shares	Earnings per Share	Earnings	Shares	Earnings per Share
Total	$982	579.8		$1,040	504.8

Attributable to participating securities	(8)	(4.7)		(5)	(2.4)

Basic	$974	575.1	$1.69	$1,035	502.4	$2.06

Effect of dilutive securities:

Stock options	—	2.2		—	5.8

Warrants	—	1.1		—	1.7

Diluted	$974	578.4	$1.68	$1,035	509.9	$2.03

Effective January 1, 2009, we adopted the provisions of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities. As a result, we retrospectively adjusted the calculation of our 2008 earnings per share. The previously reported earnings per share for second quarter 2008 were $1.13 basic and $1.11 diluted and for the six months ended June 30, 2008 were $2.07 basic and $2.04 diluted.

(g)	Average sales prices include realized gains and losses upon cash settlement of hedge derivatives.

Realized gains and losses on non-hedge derivatives and on the ineffective portion of hedge derivatives are recorded as a component of derivative fair value (gain) loss (see (c) above). These non-hedge and ineffective derivative gains and losses are primarily related to certain of our crude oil swap agreements that did not qualify for hedge accounting, and the timing of entering basis swap agreements and designating them as hedges associated with NYMEX swaps. Had realized non-hedge and ineffective gains and losses, attributable to second quarter and six-month production, been recorded as gas, natural gas liquids and oil revenue, the average gas, natural gas liquids and oil prices would have been:

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Gas (per Mcf)	$7.15	$8.45	$7.23	$8.09
Natural gas liquids (per Bbl)	25.52	59.03	24.74	55.96
Oil (per Bbl)	105.73	90.79	110.89	85.74

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

Adjusted Earnings

Adjusted earnings, a non-GAAP financial measure, excludes certain items that management believes affect the comparability of operating results. The Company discloses adjusted earnings as a useful adjunct to GAAP net income because:

•	Management uses adjusted earnings to evaluate the Company’s operational trends and performance relative to other oil and gas producing companies.

•	Adjusted earnings are more comparable to earnings estimates provided by securities analysts.

•

Items excluded generally are items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

The following reconciles GAAP net income to adjusted earnings:

(in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2009	2008	2009	2008
Net income	$496	$575	$982	$1,040
Adjustments, net of tax:
Non-cash derivative fair value (gain) loss	18	(22)	69	(31)
Gain on extinguishment of debt	(5)	—	(11)	—

Adjusted earnings	$509	$553	$1,040	$1,009

Adjusted earnings per common share:
Basic	$0.88	$1.08	$1.79	$2.00

Diluted	$0.87	$1.06	$1.78	$1.97

Operating Cash Flow

Operating cash flow, a non-GAAP financial measure, is defined as cash provided by operating activities before changes in operating assets and liabilities, exploration expense and significant cash flow effects of earnings adjustments. Because of these adjustments, this cash flow statistic is different from cash provided by operating activities, as disclosed under GAAP. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided by operating activities, explained as follows:

•

Adjustment for changes in operating assets and liabilities eliminates fluctuations primarily related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided the cash flow.

•

Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

•	Adjustment for the significant cash flow effects of earnings adjustments (see “Adjusted Earnings” above) so that operating cash is reported on a basis comparable to adjusted earnings.

Management uses operating cash flow not only for measuring the Company’s cash flow and liquidity, but also in evaluating the Company against other oil and gas producing companies and valuing potential producing property acquisitions.

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XTO ENERGY INC. (continued)

Non-GAAP Financial Measures

The following reconciles cash provided by operating activities, the GAAP cash flow measure, to operating cash flow:

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2009	2008	2009	2008
Cash Provided by Operating Activities	$871	$1,139	$4,313	$2,096

Changes in operating assets and liabilities	633	78	(1,338)	161
Exploration expense, excluding dry hole expense	10	13	24	30

Operating Cash Flow	$1,514	$1,230	$2,999	$2,287

Cash Flow Margin

Cash flow margin, a non-GAAP financial measure, is defined as revenues less before-tax cash expenses, on a per Mcfe basis. Management uses cash flow margin to evaluate the Company’s performance versus the performance of other oil and gas producing companies and valuing potential producing property acquisitions.

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